[Execution Copy]

        =================================================================


                               HUDSON FOODS, INC.

                                   $50,000,000

                     6.97% SENIOR NOTES DUE DECEMBER 6, 2006

                                 ---------------

                                 NOTE AGREEMENT

                                 ---------------



                          Dated as of December 6, 1996

        =================================================================

                               TABLE OF CONTENTS
                             (Not Part of Agreement)

                                                                            Page

1.    Authorization of Issues of Notes.                                      -1-

2.    Purchase and Sale of Notes.                                            -1-

3.    Conditions of Closing.                                                 -2-
      3A.   Certain Documents.                                               -2-
      3B.   Opinion of Purchasers' Special Counsel.                          -2-
      3C.   Representations and Warranties; No Default.                      -3-
      3D.   Good Standing .                                                  -3-
      3E.   Legality.                                                        -3-
      3F.   Private Placement Number.                                        -3-
      3G.   Structuring Fee.                                                 -3-
      3H.   Compliance with this Agreement.                                  -3-
      3I.   Proceedings.                                                     -3-
      3J.   Hudson Midwest Guaranty                                          -3-

4.    Prepayments.                                                           -4-
      4A.   Required Prepayments.                                            -4-
      4B.   Optional Prepayment With Yield-Maintenance Amount.               -4-
      4C.   Notice of Optional Prepayment.                                   -4-
      4D.   Partial Payments Pro Rata.                                       -5-
      4E.   Retirement of Notes.                                             -5-

5.    Affirmative Covenants.                                                 -5-
      5A.   Financial Statements.                                            -5-
      5B.   Officer's Certificates.                                          -9-
      5C.   Accountants' Certificates.                                      -10-
      5D.   Inspection.                                                     -10-
      5E.   Equal and Ratable Lien; Equitable Lien.                         -10-
      5F.   Payment of Taxes and Claims.                                    -11-
      5G.   Maintenance of Properties; Corporate Existence; etc.            -12-
      5H.   Payment of Notes and Maintenance of Office.                     -13-
      5I.   Guaranties of Subsidiaries.                                     -13-

6.    Negative Covenants.                                                   -14-
      6A.   Financial Covenants.                                            -14-
            6A(1) Tangible Net Worth.                                       -14-
            6A(2) Working Capital; Current Ratio.                           -15-
            6A(3) Leverage Ratio.                                           -15-
            6A(4) Cash Flow Coverage Ratio.                                 -16-
            6A(5) Current Debt.                                             -17-
      6B.   Dividends and Prepayments on Subordinated Debt.                 -17-
      6C.   Liens, Debt, and Other Restrictions.                            -18-
            6C(1) Liens.                                                    -18-
            6C(2) Limitations on Indebtedness.                              -20-
            6C(3) Restricted Investments.                                   -23-
            6C(4) Merger, Consolidation, Transfers of Property, etc.        -24-
            6C(5) Operating Lease Rentals.                                  -25-
      6D.   Transactions with Affiliates.                                   -25-
      6E.   Capital Expenditures.                                           -25-
      6F.   Nature of Business.                                             -26-
      6G.   ERISA.                                                          -26-

      6H.   Private Offering.                                               -27-
      6I.   Certain Accounting Matters.                                     -27-

7.    Events of Default.                                                    -28-
      7A.   Acceleration.                                                   -28-
      7B.   Rescission of Acceleration.                                     -31-
      7C.   Notice of Acceleration or Rescission.                           -31-
      7D.   Other Remedies.                                                 -32-

8.    Representations, Covenants and Warranties.                            -32-
      8A.   Corporate Organization and Authority.                           -32-
      8B.   Financial Statements; Indebtedness; Material Adverse Change.    -33-
      8C.   Nature of Business.                                             -34-
      8D.   Subsidiaries and Affiliates.                                    -34-
      8E.   Title to Properties; Leases; Patents, Trademarks, etc.          -34-
      8F.   Taxes.                                                          -35-
      8G.   Pending Litigation.                                             -35-
      8H.   Full Disclosure.                                                -36-
      8I.   Charter Instruments, Other Agreements, etc.                     -36-
      8J.   Restrictions on Company and Subsidiaries.                       -36-
      8K.   Compliance with Law.                                            -37-
      8L.   ERISA.                                                          -37-
      8M.   Certain Laws.                                                   -39-
      8N.   Transactions are Legal and Authorized; Obligations are
            Enforceable.                                                    -40-
      8O.   Governmental Consent; Certain Laws.                             -41-
      8P.   Private Offering of Notes.                                      -41-
      8Q.   No Defaults; Transactions Prior to Closing Date, etc.           -41-
      8R.   Use of Proceeds of Notes.                                       -42-
      8S.   Solvency.                                                       -42-

9.    Representations of the Purchaser.                                     -42-
      9A.   Nature of Purchase.                                             -42-
      9B.   Source of Funds.                                                -43-

10.   Definitions.                                                          -43-
      10A.  Yield-Maintenance Terms.                                        -43-
      10B.  Other Terms.                                                    -44-
      10C.  Accounting Principles, Terms and Determinations.                -54-

11.   MISCELLANEOUS.                                                        -54-
      11A.  Note Payments.                                                  -54-
      11B.  Expenses.                                                       -55-
      11C.  Consent to Amendments.                                          -55-
      11D.  Form, Registration, Transfer and Exchange of Notes; Lost Notes. -56-
      11E.  Persons Deemed Owners; Participations.                          -56-
      11F.  Survival of Representations and Warranties; Entire Agreement.   -56-
      11G.  Successors and Assigns.                                         -57-
      11H.  Disclosure to Other Persons.                                    -57-
      11I.  Notices.                                                        -57-
      11J.  Payments Due on Non-Business Days.                              -58-
      11K.  Satisfaction Requirement.                                       -58-
      11L.  Governing Law.                                                  -58-
      11M.  Severability.                                                   -58-
      11N.  Descriptive Headings.                                           -58-
      11O.  Maximum Interest Payable.                                       -58-
      11P.  Jurisdiction; Service of Process.                               -59-
      11Q.  Counterparts.                                                   -60-

ANNEX 1 -- PURCHASER SCHEDULE
ANNEX 2 -- PAYMENT INSTRUCTIONS
ANNEX 3 -- INFORMATION AS TO COMPANY AND SUBSIDIARIES
ANNEX 4 -- INFORMATION AS TO BUSINESS COVENANTS
EXHIBIT A --  FORM OF NOTE
EXHIBIT B -- FORM OF OPINION OF COMPANY'S  COUNSEL
EXHIBIT C -- FORM OF COMPANY OFFICER'S  CERTIFICATE
EXHIBIT D -- FORM OF COMPANY SECRETARY'S CERTIFICATE
EXHIBIT E -- FORM OF SUBSIDIARY GUARANTY

                               HUDSON FOODS, INC.
                                1225 Hudson Road
                             Rogers, Arkansas 72756

                                                          As of December 6, 1996

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102

               $50,000,000 6.97% Senior Notes due December 6, 2006

Ladies and Gentlemen:

            The undersigned, Hudson Foods, Inc., a Delaware corporation (the "Company"), hereby agrees with you as follows:

            PARAGRAPH 1.  AUTHORIZATION OF ISSUES OF NOTES.

     1. Authorization of Issues of Notes. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature December 6, 2006, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.97% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 10.

            PARAGRAPH 2.  PURCHASE AND SALE OF NOTES.

     2. Purchase and Sale of Notes. The Company hereby agrees to sell to you and, subject to the terms and conditions herein set forth, you agree to purchase from the Company the aggregate principal amount of Notes set forth opposite your name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to you, at the offices of Prudential Securities Inc. at 199 Water Street, 31st Floor, New York City, New York 10292, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified with respect to you in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the account of Hudson Foods, Inc. as specified by the Company in Annex 2 hereto on the date of closing, which shall be December 6, 1996 or any other date on or before December 20, 1996 upon which the Company and the Purchasers may mutually agree (the "Closing" or the "Date of Closing").

            PARAGRAPH 3.  CONDITIONS PRECEDENT.

     3. Conditions of Closing. Your obligation to purchase and pay for the Notes to be purchased by you hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

     3A. Certain Documents. You shall have received the following, each dated the Date of Closing:

                        (i)  The Notes to be purchased by you.

                        (ii) A  certificate  signed by a Senior  Officer  of the
            Company, substantially in the form of Exhibit C hereto.

                        (iii) A certificate signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D hereto.

                        (iv) A favorable opinion of Wright,  Lindsey & Jennings,
            special counsel to the Company, satisfactory to the Purchasers and substantially in the form of Exhibit B attached hereto and as to such other matters as you may reasonably request.

                        (v) Certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Company or any Subsidiary (under its present name and any previous name) as debtor and which are filed in Arkansas, Indiana, Alabama, Maryland, Minnesota, Missouri, Ohio, Georgia, and Tennessee.

     3B. Opinion of Purchasers' Special Counsel. You shall have received from Thomas P. Donahue, who is acting as counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; and there shall exist on the Date of Closing no Event of Default or Default.

     3D. Good Standing Certificate. A certificate, dated on or immediately prior to the Date of Closing, from the Secretary of State (or other appropriate official) of Delaware, certifying as to the due incorporation and good standing of the Company.

     3E. Legality. The Notes to be acquired by you shall, on the Closing Date, qualify as a legal investment for you under applicable insurance law (without regard to any "basket" or "leeway" provisions), and such acquisition shall not subject you to any penalty or other onerous condition contained in or pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     3F. Private Placement Number. The Company shall have obtained or caused to be obtained a private placement number for the Notes from the CUSIP Service Bureau of Standard & Poor's (a division of McGraw-Hill, Inc.) and you shall have been informed of such private placement number.

     3G. Structuring Fee. The Company shall have paid you a $15,000 Structuring Fee in cash.

     3H.   Compliance  with  this  Agreement.   Each  of  the  Company  and  the
Subsidiaries shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company and the Subsidiaries on or prior to the Date of Closing, and such performance and compliance shall remain in effect on the Date of Closing.

     3I. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     3J. Hudson Midwest Guaranty. Hudson Midwest shall have delivered to you a Guaranty in substantially the form of Exhibit E hereto.

            PARAGRAPH 4.  PREPAYMENTS.

     4. Prepayments. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

     4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $1,785,714 on each of the following dates, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates:

March 6, 2000      December 6, 2001  September 6, 2003  June 6, 2005
June 6, 2000       March 6, 2002     December 6, 2003   September 6, 2005
September 6, 2000  June 6, 2002      March 6, 2004      December 6, 2005
December 6, 2000   September 6, 2002 June 6, 2004       March 6, 2006
March 6, 2001      December 6, 2002  September 6, 2004  June 6, 2006
June 6, 2001       March 6, 2003     December 6, 2004   September 6, 2006
September 6, 2001  June 6, 2003      March 6, 2005

The remaining outstanding principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

     4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment on any Business Day on or after 90 days from the date of issuance thereof, in whole at any time or from time to time in part (in multiples of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

     4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

            PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

     5. Affirmative Covenants. So long as any Note shall remain unpaid, the Company covenants that

     5A. Financial Statements. The Company will deliver to each holder:

                        (i) Quarterly Statements -- as soon as practicable after
            the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within 45 days thereafter, duplicate copies of

                                    (a) a  consolidated  balance  sheet  of the
                        Company and the Subsidiaries as at the end of such quarter, and

                                    (b)  consolidated  statements  of operations
                        and cash flows of the Company and the Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, and accompanied by the certificate required by paragraph 5B hereof;

                        (ii) Annual  Statements -- as soon as practicable  after
            the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of

                                    (a)  consolidated  balance sheets of the
                        Company and the Subsidiaries as at the end of such year, and

                                    (b)  consolidated  statements of  operations
                        and cash flows of the Company and the  Subsidiaries
                        for such year,
            setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP and accompanied by

                                                (I) an  opinion  of  independent
                                    certified  public  accountants of recognized
                                    national  standing,   which  opinion  shall,
                                    without qualification (including, without limitation, qualifications related to the scope of the audit or the ability of the Company or a Subsidiary to continue as a going concern), state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                                                (II) a certification by a Senior
                                    Financial  Officer  that  such  consolidated
                                    financial   statements   are   complete  and
                                    correct, and

                                                (III)  the certificates required
                                    by paragraph 5B and paragraph 5C hereof;

                        (iii) Opinions of Independent Accountants and Counsel --
            as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of all opinions of independent accountants and counsel required pursuant to paragraph 5F hereof;

                        (iv) Audit Reports -- promptly upon receipt  thereof,  a
            copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                        (v) SEC and  Other  Reports  --  within 15 days of their
            becoming available, one copy, without duplication, of (a) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (b) each regular or periodic report (including, without limitation, each Annual Report on Form 10-K, each Quarterly Report on Form 10-Q and each Current Report on Form 8-K), each registration statement (other than registration statements on Form S-8) which shall have become effective (without exhibits except as expressly requested by a holder of Notes), and each final prospectus, and all amendments to any of the foregoing, filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the Securities and Exchange Commission or any successor agency;

                        (vi)  ERISA --

          (a) immediately upon becoming aware of the occurrence of any

                                                (I)  "reportable event" (as such
                                   term is defined in section 4043 of ERISA), or

                                                (II)  "prohibited   transaction"
                                   (as such term is defined in section 406 of ERISA or section 4975 of the Code),

                        in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto; and

                                    (b)  prompt written notice of and, where
                        applicable, a description of

                                                (I) any notice  from the PBGC in
                                    respect   of   the   commencement   of   any
                                    proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

                                                (II)  any  distress  termination
                                    notice  delivered to the PBGC under  section
                                    4041 of  ERISA  in  respect  of any  Pension
                                    Plan, and any determination of the PBGC in respect thereof,

                                                (III) the placement of any
                                    Multiemployer  Plan in  reorganization
                                    status under Title IV of ERISA,

                                                (IV)  any   Multiemployer   Plan
                                    becoming   "insolvent"   (as  such  term  is
                                    defined in section 4245 of ERISA) under Title IV of ERISA,

                                                (V)   the   whole   or   partial
                                    withdrawal  of  the  Company  or  any  ERISA
                                    Affiliate  from any  Multiemployer  Plan and
                                    the   withdrawal   liability   incurred   in
                                    connection therewith, and

                                                (VI) any  material  increase  in
                                    contingent liabilities of the Company or any Subsidiary in respect of any post-retirement employee welfare benefits.

                        (vii) Actions, Proceedings -- promptly after the commencement thereof, written notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, is reasonably likely to have a Material Adverse Effect;

                        (viii) Certain Matters -- prompt written notice of and a
            description of any event or circumstance that, had such event or circumstance occurred or existed immediately prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in paragraph 8M(i) or paragraph 8M(ii) hereof;

                        (ix) Notice of Default or Event of Default -- immediately upon becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                        (x) Notice of Claimed Default -- immediately upon becoming aware that the holder of any Note, or of any Indebtedness or other Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

                        (xi) Information Furnished to Other Creditors -- promptly after any request therefor, copies of any statement, report or certificate furnished to any holder of Indebtedness of the Company or any Subsidiary;

                        (xii) Rule 144A -- promptly after any request  therefor,
            information requested to comply with 17 C.F.R.ss.230.144A, as amended from time to time; and

                        (xiii) Requested Information -- promptly after any request therefor, such other data and information as from time to time may be reasonably requested by any holder of Notes, including, without limitation, data, information, agreements, instruments or documents relating to the business or financial operations or performance of the Company or any Subsidiary and any financial statements prepared by the Company (in addition to the financial statements specified in clause (i) and clause (ii) of this paragraph
            5A), in each case which may be reasonably requested by any holder of Notes.

     5B. Officer's Certificates. Each set of financial statements delivered to each holder of Notes pursuant to paragraph 5A(i) or paragraph 5A(ii) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                        (i) Covenant  Compliance -- the  information  (including
            detailed calculations) required in order to establish whether the Company was in compliance with the requirements of paragraphs 6A, 6B, 6C(1), 6C(2), 6C(3), 6C(4), 6C(5) and 6E hereof, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such paragraphs, and the calculation of the amounts, ratio or percentage then in existence);

                        (ii) Event of Default -- a  statement  that the  signers
            have reviewed the relevant terms hereof and have made, or caused to be made, under their supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statement being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and

                        (iii) Investments -- a description of all investments of
            the Company and the Subsidiaries made pursuant to paragraph 6C(3)(vi) hereof during such accounting period (which description shall specify the type of investment, the cost thereof and the book value thereof), and, if any such investments are made, a description of the Company's then-current investment policy.

     5C. Accountants' Certificates. Each set of annual financial statements delivered pursuant to paragraph 5A(ii) hereof shall be accompanied by a certificate of the accountants who certify such financial statements, stating that

                        (i) they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof, and

                        (ii) they have  reviewed  the  annual  certificate  of a
            Senior Financial  Officer of the Company provided pursuant to clause
            (i) of paragraph 5B hereof and that they confirm the calculations contained therein.

     5D. Inspection. The Company will permit, upon prior notice to the Company, the representatives of each holder of Notes (at the expense of the Company at any time when a Default or an Event of Default has occurred and is in existence, and otherwise at the expense of such holder) to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     5E. Equal and Ratable Lien; Equitable Lien. In case any Property shall be subjected to a Lien (other than Liens permitted by paragraph 6C(1)), the Company will forthwith make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company will cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms. Regardless of whether the Company complies with the provisions of the immediately preceding sentence, in case any Property shall be subjected to a Lien in violation of this paragraph 5E, the Notes shall have the benefit and with such priority as, the holders of Notes may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. A violation of paragraph 6C(1) will constitute an Event of Default, whether or not any such provision is made or action is taken pursuant to this paragraph 5E.

     5F. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, pay before they become delinquent:

                        (i) all taxes, assessments and governmental charges or levies imposed upon it or its Property; and

                        (ii) all claims or demands  of  materialmen,  mechanics,
            carriers, warehousemen, vendors, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property;

provided, that items of the foregoing description need not be paid

                                    (a) while being  actively  contested in good
                        faith and by appropriate proceedings as long as adequate book reserves have been established and maintained and exist with respect thereto, and

                                    (b) so long as the title of the  Company  or
                        the other Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

            In the case of any such item being  contested  as  described  in the
immediately   preceding  sentence   involving  in  excess  of  $2,000,000,   the
appropriateness of the proceedings will be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves will be supported by an opinion of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to you and the other holders of Notes as provided in paragraph 5A(iii) hereof), provided that, if the aggregate amount of all such items shall at any time exceed $3,000,000, regardless of the amount of any individual item, the adequacy of the reserves for all such items will be supported by opinions of the independent accountants of the Company or such Subsidiary (which opinions will be delivered to you and the other holders of the Notes as provided in paragraph 5A(iii) hereof).

            5G.         Maintenance of Properties; Corporate Existence; etc.

            The Company will, and will cause each Subsidiary to:

                        (i) Property -- maintain its Property in good  condition
            and working order, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                        (ii) Insurance -- maintain,  with financially  sound and
            reputable insurers accorded a rating by A.M. Best Company of "A" or better and a size rating of "XII" or better (or a comparable rating by any comparable successor rating agency), insurance with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in accordance with sound business practices in the case of corporations of established reputations engaged in the same or a similar business and similarly situated;

                        (iii) Financial Records -- keep accurate and complete books of records and accounts in which accurate and complete entries shall be made of all its business transactions and that will permit the provision of accurate and complete financial statements in accordance with GAAP;

                        (iv)  Corporate Existence and Rights --

                                    (a)  do or  cause  to  be  done  all  things
                        necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except where the failure to do so, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and

                                    (b) maintain each Subsidiary as a Subsidiary
                        and each Wholly-Owned Subsidiary as a Wholly-Owned Subsidiary,

            in each case except as permitted by paragraph 6C(4) hereof; and

                        (v) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law or any Health Law) and not fail to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violations or failures to obtain, in the aggregate, could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of the Company or any Subsidiary to conduct in the future the business it conducts at the time of such violation or failure to obtain.

     5H. Payment of Notes and Maintenance of Office. The Company will punctually pay, or cause to be paid, the principal of and interest (and Yield-Maintenance Amount, if any) on the Notes, as and when the same shall become due according to the terms of this Agreement and of the Notes. The Company will maintain an office at the address of the Company set forth in paragraph 11I hereof where notices, presentations and demands in respect of this Agreement or of the Notes may be made upon the Company. Such office will be maintained at such address until such time as the Company shall notify you and the other holders of the Notes of any change of location of such office, which will in any event be located within the United States of America.

            5I.         Guaranties of Subsidiaries.

                        (i) New  Subsidiaries.  The  Company  shall  cause  each
            Subsidiary not existing as of the Date of Closing to execute and deliver to the holders of the Notes a Subsidiary Guaranty, in substantially the form of Exhibit E hereto, within 10 Business Days of the creation or acquisition of any such Subsidiary.

                        (ii) Certain  Existing  Subsidiaries.  If Hudson Poland,
            Hudson Development or Hudson Foreign Sales shall at any time own or hold, directly or indirectly, assets having a book value equal to or in excess of five percent of the total assets of the Company and the Subsidiaries at such time, as would be shown on a consolidated balance sheet for such Persons prepared in accordance with GAAP, then the Company shall cause such Person to execute and deliver to the holders of the Notes a Subsidiary Guaranty, in substantially the form of Exhibit E hereto, within 10 Business Days of such time.

                        (iii) Delivery of Documents. The delivery of any agreements pursuant to paragraph 5I(i) or paragraph 5I(ii) hereof shall be accompanied by such other documents as any Purchaser or other holder of Notes may reasonably request, including, without limitation, charter documents, bylaws, and appropriate resolutions of the Board of Directors of any such Subsidiary providing a Subsidiary Guaranty.

                        (iv) Guaranties of Bank Credit Agreement Obligations. Notwithstanding the other terms and provisions of this paragraph 5I, the Company will not at any time permit any Subsidiary or Affiliate to provide to the Banks any Guaranty of the Company's obligations under the Bank Credit Agreement unless such Subsidiary or such Affiliate shall, at the same time, deliver a Subsidiary Guaranty and other documents to the holders of the Notes as specified in paragraph 5I(iii) hereof.

            PARAGRAPH 6.  NEGATIVE COVENANTS.

     6. Negative Covenants. So long as any Note shall remain unpaid,

     6A. Financial Covenants.

     6A(1). Tangible Net Worth. The Company will not permit, as of the last day of each fiscal quarter, Tangible Net Worth to be less than the sum of (i) $129,000,000, plus (ii) the amount of all proceeds of any issuance of capital stock of the Company after May 18, 1994, plus (iii) the amount of any Subordinated Debt which is converted into capital stock of the Company after May 18, 1994, plus (iv) in the case of each fiscal quarter ending on or after October 1, 1994, the Applicable Net Income Carryover. As used herein,

                        "Tangible Net Worth" -- means the excess of total assets
            over total liabilities, as each of total assets and total liabilities would be shown on a consolidated balance sheet for the Company and the Subsidiaries prepared in accordance with GAAP consistent with GAAP applied in the preparation of the financial statements referred to in paragraph 5A(i) and paragraph 5A(ii) hereof, excluding, however, Intangible Assets from such determination of total assets.

                        "Intangible    Assets"    --   means    (i)    goodwill,
            organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles,
            (ii) treasury stock, (iii) Securities which are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to May 18, 1994, and
            (vi) any items not included in clauses (i) through (v) above, inclusive, which are treated as intangibles in conformity with GAAP.

                        "Applicable  Net Income  Carryover"  -- at any time that
            any determination thereof is to be made means an amount equal to the sum of (i) 60% of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for the fiscal year of the Company ending on October 1, 1994, plus (ii) 60% of the net income of the Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, for each and every fiscal year of the Company ending after October 1, 1994 which has ended on or before the date such determination of Applicable Net Income Carryover is to be made; provided, however, that, in the event that such net income for any fiscal year described above is less than zero, the net income of the Company and the Subsidiaries for such fiscal year shall be deemed to be zero for purposes of calculating Applicable Net Income Carryover.

     6A(2). Working Capital; Current Ratio. The Company will not permit as of the last day of each fiscal quarter:

                        (i) the ratio of current  assets to current  liabilities
            (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, to be less than 1.5 to 1.0, and

                        (ii) the excess of current assets over current liabilities (exclusive of current deferred taxes), in each case as would be shown on a consolidated balance sheet for the Company and the Subsidiaries at such time prepared in accordance with GAAP, to be less than $60,000,000.

     6A(3). Leverage Ratio. The Company will not permit, as of the last day of each fiscal quarter, a Leverage Ratio to be more than 0.5 to 1.0. As used herein:

                        "Leverage  Ratio" -- means for any date of determination
            thereof, the quotient (expressed as a ratio) of (x) Indebtedness with maturities of greater than one year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, divided by (y) the sum of (i) Indebtedness with maturities of greater than one year (including, without limitation, all current portions thereof and all Subordinated Debt) of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (ii) stockholders' equity of the Company and the Subsidiaries (excluding, in any event, any minority interests) as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (iii) long-term deferred taxes, attributable to the Company's prior use of cash accounting, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time, plus (iv) deferred taxes, attributable to the Company's use of the "farm price method" of accounting for deferred taxes, of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time.

     6A(4). Cash Flow Coverage Ratio. The Company will not permit, as of the last day of each fiscal quarter, the Cash Flow Coverage Ratio to be less than
1.3 to 1.0 for the period of eight consecutive fiscal quarters then most recently ended. As used herein:

                        "Cash  Flow  Coverage  Ratio"  means  for any  period of
            determination thereof, the quotient (expressed as a ratio) of (x) the sum of (i) Consolidated Net Income, plus (ii) income taxes of the Company and the Subsidiaries, plus (iii) Consolidated Interest Expense, plus (iv) Consolidated Lease Expense, plus (iv) depreciation and amortization of the Company and the Subsidiaries, divided by (y) the sum of (i) Consolidated Interest Expense, plus
            (ii) Consolidated Lease Expense, plus (iii) all scheduled and optional principal payments on long-term Indebtedness (including, without limitation, imputed principal on Capital Leases), other than, in each such case, the principal amount of any such Indebtedness which shall be paid during such period from the proceeds of Indebtedness incurred in connection with any refinancing thereof prior to, or at the time of, the maturity thereof, plus (iv) the sum of (a) dividends on the capital stock of the Company or a Subsidiary (other than dividends paid to the Company or a Subsidiary), (b) purchases or other acquisitions by the Company or any Subsidiary of any capital stock of the Company, and (c) distributions of assets to the Company's stockholders as such.

                        "Consolidated  Net Income"  means,  for any period,  net
            income (or loss) from continuing operations (after income taxes) of the Company and the Subsidiaries, excluding, in any event, net income (or loss) in respect of extraordinary items, net income (or loss) from discontinued operations and the cumulative effects of changes in accounting principles, all as determined on a consolidated basis for such Persons in accordance with GAAP.

                        "Consolidated  Interest  Expense" means, for any period,
            the aggregate amount of interest accrued or capitalized on, or with respect to, Indebtedness (including, without limitation, amortization of debt discount, imputed interest on Capital Leases and interest on the Notes), but without giving effect to any deduction for any interest income, of the Company and the Subsidiaries determined on a consolidated basis for such Persons for such period in accordance with GAAP.

                        "Consolidated  Lease Expense" means, for any period, the
            aggregate amount of rentals payable in respect of Operating Leases for such period by any one or more of the Company and the Subsidiaries, determined on a consolidated basis for such Persons for such period in accordance with GAAP.

                        "Operating Lease" means, with respect to any Person, any lease other than a Capital Lease.

     6A(5). Current Debt. The Company will not, and will not permit any Subsidiary to, have any Current Debt outstanding on any day unless, within the period of 365 days immediately preceding such day, there shall have been at least one period of not less than 45 consecutive days during which on each day of such period the aggregate Current Debt of all such Persons did not exceed the amount of additional Funded Debt in favor of a Person other than a Subsidiary that the Company would have been permitted to have outstanding (but did not have outstanding) if the Company were required to maintain a Leverage Ratio of not more than 0.5 to 1.0 on such day.

            6B.  Dividends and Prepayments on Subordinated Debt.

                        (i)  Limit on  Dividends  and Other  Distributions.  The
            Company will not declare or pay any dividends (whether in cash or other Property), purchase, redeem, retire or otherwise acquire for value any of its capital stock (or any warrants, rights or options to acquire any shares of such capital stock) now or hereafter outstanding, or make any other distribution of Property to its stockholders, or permit any of its Subsidiaries to purchase or otherwise acquire for value any capital stock of the Company if:

                                    (a) after  giving  effect to such  dividend,
                        distribution or other payment, the aggregate amount of all such dividends, distributions and other payments exceeds $2,750,000 during any fiscal year, or

                                    (b) at the time of the  declaration  of such
                        dividend, distribution or other payment, and immediately before, and after giving effect to the payment thereof, an Event of Default exists or would exist.

                        (ii) No Subordinated Debt Prepayments.  The Company will
            not at any time, and will not at any time permit any Subsidiary to, make any prepayments, directly or indirectly, of principal on, or redeem, repurchase or retire, any existing or future Subordinated Debt of the Company or any Subsidiary.

            6C.  Liens, Debt, and Other Restrictions.

            6C(1)  Liens.

                        (i) Negative Pledge.  The Company will not, and will not
            permit any Subsidiary to, cause or permit to exist, or agree or consent to cause or permit to exist in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to any Lien except:

                                    (a) Taxes,  etc. -- Liens securing Property
                        taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like Persons, so long as

                                                (I) the payment thereof is being
                                    actively  contested  in  good  faith  and by
                                    appropriate  proceedings  and adequate  book
                                    reserves   have   been    established    and
                                    maintained and exist with respect thereto, and

                                                (II) the title of the Company or
                                    the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby;

                                    (b)  Judicial Liens -- Liens

                                                (I)  arising from judicial
                                    attachments and judgments,

                                                (II)  securing appeal bonds or
                                    supersedeas bonds, and

                                                (III) arising in connection with
                                    court   proceedings   (including,    without
                                    limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

                        provided that (A) the execution or other enforcement of such Liens is effectively stayed, (B) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, (C) adequate book reserves shall have been established and maintained and shall exist with respect thereto and (D) the aggregate amount so secured shall not at any time exceed $2,000,000;

                                    (c) Ordinary Course  Business Liens -- Liens
                        incurred or deposits made in the ordinary course of business

                                                (I) in connection  with workers'
                                    compensation, unemployment insurance, social security and other like laws, and

                                                (II) to secure  the  performance
                                    of letters of credit,  bids, tenders,  sales
                                    contracts,  leases,  statutory  obligations,
                                    surety  and  performance  bonds  (of a  type
                                    other   than   set   forth   in    paragraph
                                    6C(1)(i)(b)   hereof)   and  other   similar
                                    obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                        provided, however, that all such Liens do not, in the aggregate, materially detract from the value of such Property or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

                                    (d)  Certain  Encumbrances  --  Liens in the
                        nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Property in the ordinary conduct of the business of the Company and the Subsidiaries, taken as a whole;

                                    (e) Intergroup Liens -- Liens on Property of
                        a Subsidiary, provided that such Liens secure only obligations owing to the Company;

                                    (f)  Closing Date Liens --

                                                (I)  Liens in  existence  on the
                                    Date  of  Closing   securing   Indebtedness,
                                    provided    that   such   Liens   and   such
                                    Indebtedness    are    described   in   Part
                                    6C(1)(i)(f) of Annex 4 hereto; and

                                                (II)  Liens  securing  renewals,
                                    extensions (as to time) and refinancings of Indebtedness secured by the Liens described in Part 6C(1)(i)(f) of Annex 4 hereto, provided that

                                                            (A)  the  amount  of
                                                Indebtedness   secured  by  each
                                                such  Lien is not  increased  in
                                                excess  of the  amount  of  such
                                                Indebtedness  outstanding on the
                                                date of such renewal,  extension
                                                or   refinancing,   unless   the
                                                aggregate amount of Indebtedness
                                                in  excess  of such  outstanding
                                                Indebtedness  is permitted to be
                                                outstanding  under the terms and
                                                provisions      of     paragraph
                                                6C(2)(ii) hereof,

                                                            (B)   none  of  such
                                                Liens is extended to encumber or
                                                otherwise relate to or cover any
                                                additional   Property   of   the
                                                Company or any Subsidiary, and

                                                            (C)      immediately
                                                prior to, and immediately  after
                                                the    consummation    of   such
                                                renewal,       extension      or
                                                refinancing,  and  after  giving
                                                effect  thereto,  no  Default or
                                                Event of Default exists or would
                                                exist; and

                                    (g) Secured  Indebtedness  -- other Liens on
                        Property of the Company or the Subsidiaries as specified in paragraph 6C(2)(ii) hereof securing Indebtedness permitted pursuant to paragraph 6C(2)(ii) hereof.

                        (ii) Financing Statements. The Company will not, and will not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this paragraph 6C(1) or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

            6C(2)  Limitations on Indebtedness.

                        (i)  Limitation on  Indebtedness.  The Company will not,
            and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, except:

                                    (a) liabilities of the Company in respect of
                        the Notes, this Agreement and the Bank Credit Agreement, and liabilities of any Subsidiary in respect of any Guaranty of the obligations of the Company under the Notes, this Agreement or the Bank Credit Agreement;

                                    (b)  long-term  Indebtedness,  provided  the
                        Company complies with the provisions of paragraph 6A(3) hereof;

                                    (c)  Indebtedness secured by Liens permitted
                        to be outstanding pursuant to paragraph 6C(2)(ii) hereof;

                                    (d) unsecured short-term Indebtedness of the
                        Company incurred for the purpose of funding the working capital requirements of the Company and the Subsidiaries, provided the Company complies with the provisions of paragraph 6A(5) hereof;

                                    (e)  Indebtedness of Subsidiaries,  provided
                        the Company complies with the provisions of paragraph 6C(2)(iii) hereof; and

        (f) those liabilities listed in Part 6C(2)(i) of Annex 4 hereto.

                        (ii) Limitation on Secured Indebtedness. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness or other liabilities or obligations, whether matured or unmatured, liquidated or unliquidated, direct or contingent, or joint or several, which are secured by, or have the benefit of, any Lien except Indebtedness secured by or having the benefit of, or in respect of:

                                    (a)  Liens outstanding on the Closing Date
                        described in Part 6C(1)(a)(vi) of Annex 4 hereto;

                                    (b) purchase  money Liens or purchase  money
                        security interests upon or in any fixed assets acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such fixed assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such fixed assets;

                                    (c)  Liens or security interests existing on
                        fixed assets at the time of their acquisition;

                                    (d)  Liens   and   security   interests   on
                        previously acquired fixed assets, the Fair Market Value of which assets does not exceed by more than 100% the amount of Indebtedness secured thereby, all as determined by the Required Holders, in their sole, good faith discretion; or

                                    (e)  Liens in  respect  of  obligations  for
                        Capital Leases of real or personal fixed assets acquired or held by the Company in the ordinary course of business which are secured only by the fixed assets that are the subject of such Capital Lease, provided, however, that (I) the aggregate amount of any Indebtedness incurred in connection with renewals, extensions (as to time) and refinancings of Indebtedness described in Part 6C(1)(i)(f) of Annex 4 hereto in excess of the amount of such Indebtedness outstanding immediately prior to each such renewal, extension or refinancing, plus (II) the aggregate principal amount of the Indebtedness secured by the Liens or security interests referred to in clause (b), clause
            (c) and clause (d) of this paragraph 6C(2)(ii), plus (z) the aggregate amount of capitalized payment obligations under the Capital Leases specified in clause (e) of this paragraph 6C(2)(ii) shall not at any time exceed $25,000,000.

                        (iii) Limitation on Subsidiary Indebtedness. The Company
            shall not at any time permit Total Subsidiary Indebtedness to exceed 10% of Consolidated Indebtedness at such time. As used herein:

                        "Total  Subsidiary  Indebtedness"  -- means, at any time
            (without duplication),

                                    (a)  the aggregate Indebtedness of all
                        Subsidiaries outstanding at such time, plus

                                    (b)  the  aggregate   amount  of  claims  in
                        respect of the redemption of, and accumulated unpaid dividends on, all preferred stock (and other equity Securities and all other Securities convertible into, exchangeable for, or representing the right to purchase, preferred stock) of all Subsidiaries outstanding at such time (whether or not any right of redemption or conversion is exercisable by the holder thereof at such time), determined, in each case, on a combined basis for such Persons,

            but excluding from such calculation (i) any such Indebtedness of any Subsidiary in respect of any Guaranty of the Notes provided pursuant to, and in accordance with the provisions of, paragraph 5I hereof,
            (ii) any such Indebtedness of any Subsidiary in respect of any Guaranty of any of the obligations of the Company under (A) the Bank Credit Agreement, and (B) any other primary Indebtedness of the Company, so long as, in each such case, such Subsidiary has entered into a Guaranty of the obligations of the Company under the Notes and this Agreement and, except as provided in the next sentence, the beneficiary of any such Guaranty shall have entered into an intercreditor agreement acceptable to the Required Holders, (iii) any such Indebtedness of any Subsidiary existing on the Date of Closing which is described in Part 6C(2)(iii) of Annex 4 hereto, and
            (iv) all such preferred stock and other equity Securities which are legally and beneficially owned by the Company. Notwithstanding clause (ii) of the preceding sentence, "Total Subsidiary Indebtedness" shall not include the Indebtedness of Subsidiaries represented by Guaranties where the beneficiaries of such Guaranties have not entered into such an intercreditor agreement so long as the fair market value of the aggregate Counted Assets of all such Subsidiaries issuing Guaranties does not exceed 10% of the consolidated net worth of the Company and its Subsidiaries determined in accordance with GAAP.

            "Counted  Assets" -- means all assets of any  Subsidiary  other than
            (i) $150,000,000 9-1/2% County of Henderson, Kentucky Taxable Industrial Building Revenue Bonds Series 1996 (Hudson Foods, Inc. Project) due February 1, 2020, (ii) $12,000,000 9-1/2% County of McLean, Kentucky Taxable Industrial Building Revenue and Revenue Refunding Bonds, Series 1996 (Hudson Foods, Inc. Project) due February 1, 2020, and (iii) $18,000,000 9-1/2% County of Webster, Kentucky Taxable Industrial Building Revenue and Revenue Refunding Bonds, Series 1996 (Hudson Foods, Inc. Project) due February 1, 2020.

            "Consolidated  Indebtedness"  -- means,  at any time,  the aggregate amount of Indebtedness of the Company and the Subsidiaries, determined on a consolidated basis for such Persons at such time in accordance with GAAP.

                        (iv) Loans,  Guaranties,  etc. The Company will not, and
            will not permit any Subsidiary to, make any loans or advances to or investments in any Person, or directly or indirectly enter into any Guaranty or otherwise assure a creditor against loss in respect of any Indebtedness or other obligations or liabilities (contingent or otherwise) of any Person unless any such amounts have been included as Indebtedness in making calculations with respect to each representation, warranty and covenant set forth in this Agreement.

     6C(3). Restricted Investments. The Company will not at any time, and will not at any time permit any Subsidiary to, make any investments (including, without limitation, loans or other advances to or for the benefit of any Subsidiary) except:

                        (i) investments in readily marketable obligations of the United States of America maturing within one year from date of purchase,

                        (ii) investments in prime (by recognized United States financial standards) commercial paper maturing within one year from date of purchase,

                        (iii) investments in fully insured domestic certificates
            of deposit and certificates of deposit issued by any Bank (provided such Bank's outstanding long-term debt securities are rated at least "A" by Standard & Poor's (a division of McGraw-Hill, Inc.) or at least "A-1" by Moody's Investors Service, Inc.) maturing within one year from the date of creation thereof,

                        (iv) endorsements of negotiable instruments for
            collection in the ordinary course of business,

                        (v) investments in Subsidiaries that have complied with the requirements of paragraph 5I hereof, and

                        (vi) other  investments  so long as the  aggregate  book
            value of all such investments does not at any time exceed 10% of Tangible Net Worth at such time;

provided, however, that this paragraph 6C(3) shall not be deemed to prohibit the Company from creating accounts receivable owing from any Subsidiary as a result of the sale of inventory in accordance with paragraph 6D hereof.

            6C(4)  Merger, Consolidation, Transfers of Property, etc.

                        (i) Merger and Consolidation.  The Company will not, and
            will not permit any Subsidiary to, merge with or into or consolidate with any other Person or permit any other Person to merge or consolidate with or into it (except that a Subsidiary may merge into or consolidate with the Company or a Wholly-Owned Subsidiary), provided that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation if:

                                    (a)  the  Company  is the  corporation  that
                        results from such merger or consolidation (the "Surviving Corporation");

                                    (b)  the  due and  punctual  payment  of the
                        principal of and Yield-Maintenance Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed by the Surviving Corporation pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company causes to be delivered to each holder of Notes an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms (subject to customary qualifications); and

                                    (c)  immediately  prior to, and  immediately
                        after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

                        (ii)  Acquisition  of Stock,  etc. The Company will not,
            and will not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the Property of, or such of the Property as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately prior to, and immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist.

     (iii) Transfers of Property. The Company will not, and will not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any Property (collectively, "Transfers"), except Transfers of inventory and Transfers of other Property for Fair Market Value, in each case in the ordinary course of business of the Company or any such Subsidiary.

     6C(5). Operating Lease Rentals. The Company will not create or suffer to exist, or permit any of the Subsidiaries to create or suffer to exist, any obligations for the payment of rent for any Property under leases or agreements to lease, which do or would constitute Operating Leases, which in the aggregate have annual rental payments for any fiscal year in excess of 7.5% of Net Tangible Assets determined at the end of such fiscal year; provided, however, that leases for rolling stock shall be excluded from the foregoing calculation. As used herein:

                        "Net  Tangible  Assets"  --  means  total  assets  minus
            Intangible Assets minus current liabilities (exclusive of current deferred taxes) of the Company and the Subsidiaries, in each case as would appear on a consolidated balance sheet for such Persons prepared in accordance with GAAP.

     6D. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     6E. Capital Expenditures. The Company will not, and will not permit any Subsidiary to, make any Capital Expenditures, if:

                        (i) the aggregate amount of Capital  Expenditures of the
            Company and the Subsidiaries, determined on a consolidated basis for such Persons in accordance with GAAP, in any one fiscal year would be in excess of 25% of stockholder's equity of the Company and the Subsidiaries as would appear on a consolidated balance sheet prepared in accordance with GAAP for such Persons as at the end of the fiscal year then most recently ended; provided, however, that

                                    (a)  the  amount  of  Capital   Expenditures
                        incurred in fiscal year 1996 and fiscal year 1997 of the Company in connection with the Company's planned construction of a new processing facility in the state of Kentucky, and

                                    (b) the  portion  of any  purchase  price in
                        respect of any Capital Expenditure which was paid for by the Company solely with shares of the Company's capital stock,

            shall be excluded from the application of this covenant; or

                        (ii) at the time of such Capital Expenditure, and immediately before and after giving effect thereto, a Default or an Event of Default exists or would exist. As used herein:

                        "Capital  Expenditure"  -- means,  with  respect  to any
            Person, any payments in respect of the acquisition or construction cost of Property (including, without limitation, (x) the purchase price of tangible assets acquired by such Person and (y) the gross purchase price of assets or stock, as the case may be, acquired by such Person in connection with any merger, consolidation, asset acquisition, stock purchase or similar transaction entered into by such Person) or other expenditures in respect of Property, in each case that is, or is part of a group of related items of Property substantially all of which are, required to be classified as long-term assets on a balance sheet of such Person prepared in accordance with GAAP.

     6F. Nature of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the principal businesses of the Company and the Subsidiaries, taken as a whole, would not be substantially the same as the businesses described in the Most Recent 10-K.

     6G. ERISA.

                        (i) Compliance. The Company will, and will cause each ERISA Affiliate to, at all times with respect to each Pension Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the Code with respect thereto, and to comply with all other applicable provisions of ERISA.

                        (ii) Relationship of Vested Benefits to Pension Plan Assets. The Company will not at any time permit the present value of all employee benefits vested under each Pension Plan to exceed the assets of such Pension Plan allocable to such vested benefits at such time, in each case determined pursuant to paragraph 6G(iii) hereof.

                        (iii) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans will be reasonable in the good faith judgment of the Company and will comply with all requirements of law.

                        (iv) Prohibited Actions. The Company will not, and will not permit any ERISA Affiliate to:

                                    (a) engage in any  "prohibited  transaction"
                        (as such term is defined in section 406 of ERISA or section 4975 of the Code) that would result in the imposition of a material tax or penalty;

                                    (b) incur with  respect to any Pension  Plan
                        any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                                    (c) terminate any Pension Plan in a manner
                        that could result in

                                                (I)  the  imposition  of a Lien
                                    on the Property of the Company or any Subsidiary pursuant to section 4068 of ERISA, or

                                                (II) the creation of any
                                    liability under section 4062 of ERISA;

                                    (d)  fail to make any payment required by
                        section 515 of ERISA; or

                                    (e) at any  time be an  "employer"  (as such
                        term is defined in section 3(5) of ERISA) required to contribute to any Multiemployer Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

     6H. Private Offering. The Company will not, and will not permit any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

     6I. Certain Accounting Matters. The Company will not, at any time, (a) change its methods of accounting, unless required in accordance with GAAP, or
(b) change its fiscal year.

            PARAGRAPH 7.  EVENTS OF DEFAULT.

     7. Events of Default.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                        (i) Principal or  Yield-Maintenance  Amount  Payments --
            the Company shall fail to make any payment of principal or Yield-Maintenance Amount on any Note on or before the date such payment is due;

                        (ii) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before the date such payment is due;

                        (iii) Certain  Defaults -- the Company or any Subsidiary
            shall fail to perform or observe any covenant contained in paragraph 5F, 5G(ii), 5A(i) through (viii), inclusive, or 5(A)(xi) through
            (xiii), inclusive, and such failure continues for more than 10 days after the earlier of (i) receipt by the Company of written notice thereof from any Purchaser or any other holder of Notes, or (ii) such time as such failure shall otherwise first become known to any officer of the Company;

                        (iv) Other  Defaults  -- the  Company or any  Subsidiary
            shall fail to perform, observe or comply with any other term, covenant or agreement contained in this Agreement, in the Notes or in any other document or instrument delivered in connection herewith required to be performed by the Company or such Subsidiary pursuant to the terms of this Agreement, of the Notes or of such other document or instrument;

                        (v) Warranties or Representations -- any warranty, representation or other statement by or on behalf of the Company (or any of its officers) contained herein or in any certificate or instrument furnished in compliance with or in reference hereto, or by any Subsidiary in any Subsidiary Guaranty, shall have been false or misleading in any material respect when made;

                        (vi)  Cross Default --

                                    (a) the Company or any Subsidiary shall fail
                        to make any payment on any Indebtedness or any Security when due;

                                    (b) any event shall  occur or any  condition
                        shall exist in respect of any Indebtedness or any Security of the Company or any Subsidiary, or under any agreement securing or relating to any such Indebtedness or Security, that immediately or with any one or more of the passage of time or the giving of notice:

                                                (I)  causes  (or   permits   any
                                    holder thereof or a trustee therefor to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                                                (II)  permits any one or more of
                                    the holders thereof or a trustee therefor to require the Company or any Subsidiary to repurchase such Indebtedness or Security from such holder and any such holder or trustee exercises (or attempts to exercise) such right; or

                                    (c)  any  "Event  of  Default"   shall  have
                        occurred or shall exist under, and as defined in, the Bank Credit Agreement, as amended and as in effect at such time;

                        (vii)  Involuntary Bankruptcy Proceedings --

                                    (a) a  receiver,  liquidator,  custodian  or
                        trustee of the Company or any Subsidiary, or of all or any part of the Property of any such Person, shall be appointed by court order and such order shall remain in effect for more than 30 days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent;

                                    (b) any of the  Property  of the  Company or
                        any Subsidiary shall be sequestered by court order and such order shall remain in effect for more than 30 days; or

                                    (c) a petition  shall be filed  against  the
                        Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 30 days after such filing;

                        (viii) Voluntary Petitions -- the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to, or take any corporate action to authorize, the filing of any petition against, or with respect to, any such Person, under any such law;

                        (ix) Assignments for Benefit of Creditors, etc. -- the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability, or fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of any such Person;

                        (x) Undischarged Final Judgments -- a final, nonappealable judgment or final, nonappealable judgments for the payment of money aggregating in excess of $2,000,000 is or are outstanding against any one or more of the Company or any Subsidiary and any one of such judgments shall have been outstanding for more than 10 days from the date of its entry and shall not have been discharged in full or stayed; or

                        (xi)  Subsidiary Guaranty --

                                    (a) any  Subsidiary  Guaranty shall cease to
                        be in full force and effect or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against the Subsidiary which is a guarantor thereunder;

                                    (b) the  validity or  enforceability  of any
                        Subsidiary Guaranty against the Subsidiary which is a guarantor thereunder shall be contested by such Subsidiary, or any subsidiary or affiliate thereof; or

                                    (c) any  Subsidiary,  or any  subsidiary  or
                        affiliate thereof, shall deny that such Subsidiary has any further liability or obligation under the Subsidiary Guaranty to which such Subsidiary is a party;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind (including, without limitation, notice of intent to accelerate and notice of acceleration of maturity), all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (vii), (viii) or (ix) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind (including, without limitation, notice of intent to accelerate), all of which are hereby waived by the Company.

            The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

     8. Representations, Covenants and Warranties. The Company represents, covenants and warrants as follows:

     8A.  Corporate  Organization  and  Authority.  Each of the  Company and the
Subsidiaries: Authority.

                        (i) is a corporation duly incorporated, validly existing
            and in good standing under the laws of its jurisdiction of incorporation;

                        (ii) has all legal and corporate  power and authority to
            own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

                        (iii) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect; and

                        (iv) has duly qualified or has been duly  licensed,  and
            is authorized to do business and is in good standing, as a foreign corporation, in each state (each of which states is listed in Part 8A(iv) of Annex 3 hereto) where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

            8B.  Financial Statements; Indebtedness; Material Adverse Change.

                        (i) Financial Statements.  The Company has provided each
            Purchaser with its financial statements described in Part 8B(i) of Annex 3 hereto. Such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such periods. All such financial statements include the accounts of all Subsidiaries of the Company for the respective periods during which a Subsidiary relationship has existed.

                        (ii) Indebtedness. Part 8B(ii) of Annex 3 hereto lists all Indebtedness of the Company and the Subsidiaries as of the Closing Date, and provides the following information with respect to each item of such Indebtedness:

                                    (a)  the holder thereof,

                                    (b)  the outstanding amount,

                                    (c)  the portion which is classified as
                                         current under GAAP, and

                                    (d)  the collateral securing such
                                         Indebtedness, if any.

                        (iii) Material Adverse Change. Since September 30, 1995,
            there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company or any of the Subsidiaries, except changes in the ordinary course of business that, in the aggregate for all such changes, could not reasonably be expected to have a Material Adverse Effect.

                        (iv) Other  Financial  Information.  All  statements  or
            summaries of historical and pro forma financial condition and performance of the Company and the Subsidiaries contained in the Most Recent 10K or described in Part 8B(i) of Annex 3 have been in all material respects prepared in accordance with GAAP, unless otherwise expressly noted therein. All assumptions and estimates upon which any statements of pro forma financial condition or performance have been based are reasonable in light of the circumstances existing at the time such assumptions and estimates were made, based on the best information available to management of the Company and the Subsidiaries at the time of the preparation thereof. As of the Closing Date, and in light of the circumstances existing on such date, such assumptions continue to be reasonable, based on the best information available to the management of the Company and the Subsidiaries.

     8C. Nature of Business. The Most Recent 10-K (a copy of which previously has been delivered to you), correctly describes the general nature of the business and principal Properties of the Company and the Subsidiaries as of the Closing Date.

     8D. Subsidiaries and Affiliates. Part 8D of Annex 3 hereto sets forth (i) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary, and (ii) a description of the Affiliates (other than individuals) and the nature of their affiliation.

     Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     8E. Title to Properties; Leases; Patents, Trademarks, etc.

                        (i) Each of the  Company and the  Subsidiaries  has good
            and marketable title to all of the real Property, and good title to all of the other Property, reflected in the most recent balance sheet referred to in paragraph 8B(i) hereof (except as sold or otherwise disposed of in the ordinary course of business), except where the failure to have such good and marketable title (a) is immaterial to such financial statements, and (b) could not reasonably be expected to have a Material Adverse Effect. All such Property is free from Liens not permitted by paragraph 6C(i) hereof.

                        (ii) Each of the Company and the Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. All such leases are in full force and effect and each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such leases.

                        (iii) Each of the  Company  and the  Subsidiaries  owns,
            possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

     8F. Taxes.

                        (i)  Returns Filed; Taxes Paid.

                                    (a) All tax returns  required to be filed by
                        the Company and each Subsidiary and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon the Company, such Subsidiary and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments which are being contested in good faith and which could not, in the aggregate for all such tax returns and payments, reasonably be expected to have a Material Adverse Effect.

                                    (b) All  liabilities of each of the Company,
                        the Subsidiaries and the other Persons referred to in the preceding clause (i) with respect to federal income taxes have been finally determined except for the fiscal years set forth in 8F(I) of Annex 3 hereto, the only years not closed by the completion of an audit or the expiration of the statute of limitations.

                        (ii)  Book Provisions Adequate.

                                    (a) The  amount of the  liability  for taxes
                        reflected in each of the balance sheets referred to in paragraph 8B(i) hereof is in each case an adequate provision for taxes as of the dates of such balance sheets (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

                                    (b)  The  Company   does  not  know  of  any
                        proposed additional tax assessment against it or any such Person that is not reflected in full in the most recent balance sheet referred to in paragraph 8B(i) hereof.

     8G. Pending Litigation.

                        (i) There are no proceedings,  actions or investigations
            pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

                        (ii) Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

     8H. Full Disclosure. The financial statements referred to in paragraph 8B(i) hereof do not, nor does this Agreement, the Most Recent 10-K or any statement furnished by or on behalf of the Company to you in connection with the negotiation or any closing of any sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     8I. Charter Instruments, Other Agreements, etc.

                        (i) Charter  Instruments.   Neither  the Company nor any
            Subsidiary is in violation in any respect of any term of any charter instrument or bylaw.

                        (ii) Agreements  Relating to  Indebtedness.  Neither the
            Company nor any Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound relating to, or providing the terms of, any Indebtedness specified in Part 8B(ii) of Annex 3 hereto having a principal or stated amount equal to or in excess of $250,000.

                        (iii) Other Agreements. Neither the Company nor any Subsidiary is in violation of any term in, and no default or event of default exists under, any agreement or other instrument to which it is a party or by which it or any of its Properties may be bound (other than the agreements and other instruments specified in clause
            (ii) of this paragraph 8I), which, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect.

     8J. Restrictions on Company and Subsidiaries. Neither the Company nor any Subsidiary:and Subsidiaries.

                        (i) is a party to any contract or agreement,  or subject
            to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, could reasonably be expected to have a Material Adverse Effect;

                        (ii) is a party to any contract or agreement that restricts the right or ability of such corporation to incur Indebtedness, other than this Agreement and the agreements listed in
            Part 8J(ii) of Annex 3 hereto, none of which restricts the issuance and sale of the Notes or the performance by the Company of its obligations under this Agreement or under the Notes; or

                        (iii) has agreed or  consented to cause or permit in the
            future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C(1) hereof.

            True, correct and complete copies of each of the agreements listed in Part 8J(ii) of Annex 3 hereto have been provided to you and your counsel.

     8K. Compliance with Law. Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation to which it is subject, which violations, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     8L. ERISA.

                        (i) Prohibited Transactions. Neither the execution of this Agreement, the purchase of the Notes by you nor the consummation of the transactions contemplated by this Agreement will constitute a "prohibited transaction" (as such term is defined in section 406(a) of ERISA) or result in a tax under section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon your respective representations in paragraph 9B hereof as to the source of funds to be used by you to purchase the Notes.

                        (ii)  Pension Plans.

                                    (a) Compliance  with ERISA.  The Company and
                        the ERISA Affiliates are in compliance with ERISA, except for such failures to comply that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

                                    (b)  Funding Status; Relationship of Vested
                        Benefits to Pension Plan Assets.

                                                (I)  No   "accumulated   funding
                                    deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Pension Plan.

                                                (II)  The  present  value of all
                                    benefits, determined as of the most recent valuation date for such benefits as provided in paragraph 6G hereof, vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of such date as provided in paragraph 6G hereof.

                                    (c) PBGC.  No liability to the PBGC has been
                        or is expected to be incurred by the Company or any ERISA Affiliate with respect to any Pension Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No circumstance exists that constitutes grounds under section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, any Pension Plan or trust created thereunder, nor has the PBGC instituted any such proceeding.

                                    (d) Multiemployer Plans. Neither the Company
                        nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan. There have been no "reportable events" (as such term is defined in section 4043 of ERISA) with respect to any Multiemployer Plan that could result in the termination of such Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

                        (iii) Disclosure. Part 8L(iii) of Annex 3 sets forth all
            ERISA Affiliates and all "employee benefit plans" with respect to which the Company or any "affiliate" of the Company is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" and "party-in-interest" having the meanings specified in section 3 of ERISA and "affiliate" and "employer security" having the meanings specified in section 407(d) of ERISA).

            8M.  Certain Laws.

                        (i)  Environmental Protection Laws.

                                    (a) Compliance.  Each of the Company and the
                        Subsidiaries is in compliance with all Environmental Protection Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                                    (b)  Liability.  Neither the Company nor any
                        Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

                                    (c)  Notices.   Neither  the Company nor any
                        Subsidiary has received any:

                                                (I) notice from any Governmental
                                    Authority  by which  any of its  present  or
                                    previously-owned  or leased  Properties  has
                                    been   identified   in  any  manner  by  any
                                    Governmental   Authority   as  a   hazardous
                                    substance  disposal or removal site,  "Super
                                    Fund" clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

                                                (II) notice of any Lien  arising
                                    under    or   in    connection    with   any
                                    Environmental   Protection   Law   that  has
                                    attached to any revenues of, or to, any of its owned or leased Properties; or

                                                (III) communication,  written or
                                    oral,   from  any   Governmental   Authority
                                    concerning  any  action or  omission  by the
                                    Company  or such  Subsidiary  in  connection
                                    with  its   ownership   or  leasing  of  any
                                    Property resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law;

                        where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

                        (ii)  Health Laws.

                                    (a) Compliance.  Each of the Company and the
                        Subsidiaries is in compliance with all Health Laws in effect in each jurisdiction where it is presently doing business and in which the failure so to comply, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

                                    (b)  Liability.  Neither the Company nor any
                        Subsidiary is subject to any liability under any Health Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

                                    (c)  Notices.  Neither  the  Company nor any
                        Subsidiary has received any notice from any Governmental Authority concerning any actual or alleged violation of any Health Law where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

     8N. Transactions are Legal and Authorized; Obligations are Enforceable.

                        (i) Transactions  are Legal and Authorized.  Each of the
            issuance, sale and delivery of the Notes by the Company, the execution and delivery of this Agreement by the Company, and compliance by the Company with all of the provisions of this Agreement and of the Notes:

                                    (a)  is within the corporate powers of the
                        Company; and

                                    (b) is legal  and does  not  conflict  with,
                        result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which any such Person is a party or by which any such Person or any of such Person's respective Properties may be bound.

                        (ii) Obligations are Enforceable. Each of this Agreement
            and the Notes have been duly authorized by all necessary action on the part of the Company, have been duly executed and delivered by authorized officers of the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms except that the enforceability of this Agreement and of the Notes may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally.

     8O. Governmental Consent; Certain Laws.

                        (i) Governmental Consent. Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any Subsidiary as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Notes.

                        (ii) Certain Laws. Neither the Company nor any Subsidiary is subject to regulation under, or otherwise required to comply with any filing, registration or notice provisions of, (i) the Investment Company Act of 1940, as amended, (ii) the Public Utility Holding Company Act of 1935, as amended, or (iii) the Federal Power Act, as amended.

     8P. Private Offering of Notes. Neither the Company nor any Subsidiary has offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than you.

     8Q. No Defaults; Transactions Prior to Closing Date, etc.

                        (i) No event has occurred and no condition  exists that,
            upon the execution and delivery of this Agreement or the issuance of the Notes, would constitute a Default or an Event of Default.

                        (ii) Except as disclosed in Part 8Q(ii) of Annex 3 hereto, neither the Company nor any Subsidiary entered into any transaction during the period beginning on September 30, 1995 and ending on the Closing Date that would have been prohibited by paragraphs 6B, 6C(4), 6D or 6E hereof had such paragraphs applied during such period.
P
     8R. Use of Proceeds of Notes.

                        (i) Use of Proceeds.  The Company will  generally  apply
            the proceeds from the sale of the Notes to finance Capital Expenditures of the Company.

                        (ii) Margin Securities. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The obligations of the Company under this Agreement and the Notes are not and will not be directly or indirectly secured (within the meaning of such Regulation G) by any Margin Security, and no Notes are being sold on the basis of any such collateral.

                        (iii) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

     8S. Solvency. The fair value of the business and assets of the Company is in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case both prior to and after giving effect to the transactions contemplated by this Agreement and the Notes. After giving effect to the transactions contemplated by this Agreement and the Notes, the Company will not be engaged in any business or transaction, or about to engage in any business or transaction, for which it has unreasonably small capital, and the Company has or had no intent to hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted or to incur debts that would be beyond its ability to pay as such debts mature.

            PARAGRAPH 9.  REPRESENTATIONS OF THE PURCHASER.

     9. Representation of the Purchaser. You represent as follows:ions of the Purchaser.
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     9A. Nature of Purchase.  You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

     9B. Source of Funds. The source of funds to be used by you to purchase the Notes constitutes assets allocated to: (i) your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60) and, as of the date of the purchase of the Notes, you satisfy all of the applicable requirements for relief under Sections I and V of PTCE 95-60 or (ii) as separate account maintained by you in which no employee benefit plan, other than employee benefit plans identified on a list that has been furnished by such Purchaser to the Company, participates to the extent of 10% or more.

            PARAGRAPH 10.  DEFINITIONS.

     10. Definitions. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     10A. Yield-Maintenance Terms.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment   Yield"  shall  mean,  with  respect  to  the  Called

Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Acceptable Control Persons" shall mean any members of the immediate family of, or the respective heirs, executors or trustees holding for the sole benefit of such heirs or members of the immediate family of, James T. Hudson.

     "Affiliate" shall mean, at any time, a Person (other than a Subsidiary)

                        (i) that directly or  indirectly  through one or more
            intermediaries Controls, or is Controlled by, or is under common Control with, the Company,

                        (ii) that beneficially owns or holds 5% or more of any class of the Voting Stock of the Company,

                        (iii) 5% or more of the Voting  Stock (or in the case of
            a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary,

                        (iv) that is an officer or director  (or a member of the
            immediate family of an officer or director) of the Company or any Subsidiary, or

                        (v) that is an  Acceptable  Control  Person,  a  natural
            Person in any manner related by birth or marriage to any Acceptable Control Person or a Person owned or Controlled by any such Person, at such time.

As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Applicable Net Income Carryover" shall have the meaning specified in paragraph 6A(1).

            "Bank Credit Agreement" shall mean the Revolving Credit Agreement, dated as of April 26, 1994, by and among the Company, the Banks and Rabobank, as agent, as the same shall have been amended, modified or restated from time to time, and any substitute or replacement credit facility in respect thereof.

            "Banks" shall mean each of Rabobank, Bank of America National Trust and Savings Association, NationsBank of Texas, National Association, Caisse Nationale de Credit Agricole, and Harris Trust and Savings Bank or any future banks which become parties to the Bank Credit Agreement.

            "Board of Directors" shall mean the board of directors of the Company or a Subsidiary, as applicable, or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

            "Capital Expenditure" shall have the meaning specified in paragraph 6E.

            "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability at such time in accordance with GAAP.

            "Cash Flow Coverage Ratio" shall have the meaning specified in paragraph 6A(4).

            "Closing" or "Date of Closing" shall have the meaning specified in paragraph 2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Company" shall have the meaning specified in the introductory sentence hereof.

            "Consolidated Indebtedness" shall have the meaning specified in paragraph 6C(2)(iii).

            "Consolidated Interest Expense" shall have the meaning specified in paragraph 6A(4).

            "Consolidated Lease Expense" shall have the meaning specified in paragraph 6A(4).

            "Consolidated Net Income" shall have the meaning specified in paragraph 6A(4).

            "Counted Assets" shall have the meaning specified in paragraph 6C(2)(iii).

            "Current Debt" shall mean, with respect to any Person, (without duplication)

                        (i) the portion of the amount of liabilities for borrowed money of such Person pursuant to a credit facility, under which such Person borrows (and re-borrows) money on a short-term basis for working capital purposes in the ordinary course of such Person's business, that is at such time classified in good faith by such Person as a current liability, and

                        (ii) all other  liabilities for borrowed money,  Capital
            Leases and all liabilities secured by any Lien existing on Property owned by such Person whether or not such liabilities have been assumed, which, in each case are payable on demand or within one year, except:

                                    (a) any such liabilities which are renewable
                        or extendable at the option of such Person to a date more than one year, and

                                    (b) any  such  liabilities  which,  although
                        payable within one year, constitute payments required to be made on account of principal of Indebtedness initially expressed to mature more than one year from origination.

            "Environmental Protection Law" shall mean any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any Governmental Authority, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing. As used in this definition:

                        "CERCLA"  shall  mean  the  Comprehensive  Environmental
            Response, Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith.

                        "RCRA" shall mean the Resource Conservation and Recovery
            Act of 1976, as amended from time to time, and all rules and regulations promulgated in connection therewith.

                        "SARA"   shall  mean  the   Superfund   Amendments   and
            Reauthorization Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" shall mean, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell, respectively.

            "GAAP" shall have the meaning specified in paragraph 10C.

            "Governmental Authority" shall mean:

                        (i)  the government of

                                    (a) the United  States  of  America  and any
                        state  or other  political  subdivision thereof, or

                                    (b) any other  jurisdiction (A) in which the
                        Company or any Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary; and

                        (ii)  any  entity  exercising  executive,   legislative,
            judicial, regulatory or administrative functions of, or pertaining to, any such government.

            "Guaranty" shall mean, with respect to any Person (for the purposes of this definition, the "Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of the Guarantor guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor:

                        (i) to purchase such indebtedness or obligation or any Property constituting security therefor;

                        (ii)  to advance or supply funds

                                    (a)  for the purpose of payment of such
                       indebtedness, dividend or other obligation, or

                                    (b) to  maintain  working  capital  or other
                        balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or other obligation;

                        (iii) to lease  Property  or to purchase  Securities  or
            other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

                        (iv) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

For purposes of computing the amount of any Guaranty in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the issuer of such Guaranty.

            "Hazardous Substances" shall mean any and all pollutants, contaminants, toxic or hazardous wastes and any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be, in each of the foregoing cases, restricted, prohibited or penalized by any applicable law.

            "Health Laws" shall mean any federal, state, county, regional or local law, statute or regulation enacted in connection with, or relating to, the processing, production, use, marketing or sale of meat, poultry, feed and other food products (and any similar businesses of the Company and the Subsidiaries), including, without limitation, all regulations issued or promulgated in connection with such laws and statutes by any Governmental Authority (including, without limitation, the United States Department of Agriculture and the United States Food and Drug Administration), and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

            "Hudson Development" shall mean Hudson Development Corporation, an Arkansas corporation.

            "Hudson Foreign Sales" shall mean Hudson Foods Foreign Sales, Inc., a corporation organized under the laws of the United States Virgin Islands.

            "Hudson Midwest" shall mean Hudson Midwest Foods, Inc., a Nebraska corporation.

            "Hudson Poland" shall mean Hudson Foods Poland s.p. zo.o, a limited liability company organized under the laws of Poland.

            "Indebtedness" shall mean, at any time, with respect to any Person, without duplication:

                        (i) all  indebtedness  of such Person for borrowed money
            or for the deferred purchase price of Property acquired by, or services rendered to, such Person,

                        (ii) all  indebtedness of such Person created or arising
            under any conditional sale or other title retention agreement with respect to any Property acquired by such Person,

                        (iii) the present value,  determined in accordance  with
            GAAP, of all obligations of such Person under leases which shall have been or should be recorded as Capital Leases in accordance with GAAP,

                        (iv) all  indebtedness or other payment  obligations for
            the deferred purchase price of property or services secured by any Lien upon or in any Property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness,

                        (v) indebtedness arising under acceptance facilities, in
            connection with surety or other similar bonds, and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person and, without duplication, the outstanding amount of all drafts drawn thereunder,

                        (vi)  Swaps of such Person,

                        (vii) all liabilities of such Person in respect of unfunded vested benefits under Pension Plans and all asserted withdrawal liabilities of such Person or a commonly controlled entity to a Multiemployer Plan, and

                        (viii) all direct or indirect  Guaranties by such Person
            of  indebtedness  described in this definition of any other Person;

provided, that, for purposes of this definition, Trade Debt and Operating Leases shall not be included. As used in this definition:

                        "Swaps" shall mean, with respect to any Person,  payment
            obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

                        "Trade Debt" shall mean trade accounts  payable incurred
            in the ordinary course of business with an original maturity or due date of not greater than 180 days from the creation thereof (and which are not overdue for more than 30 days).

            "Institutional Investor" shall mean you, any of your affiliates and any holder or beneficial owner of Notes that is an "accredited investor" as defined in section 2(15) of the Securities Act.

            "Intangible Assets" shall have the meaning specified in paragraph 6A(1).

            "Leverage  Ratio"  shall have the  meaning  specified  in  paragraph
6A(3).

            "Lien"  shall mean any interest in Property  securing an  obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, sale with recourse or a trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" includes, without limitation, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real Property and includes, without limitation, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes hereof, the Company and each Subsidiary shall be deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

            "Margin Security" shall mean "margin stock" within the meaning of Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

            "Material Adverse Effect" shall mean a material adverse effect on

                        (i) the business,  prospects,  profits,  Properties  or
            condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole,

                        (ii) the ability of the Company to perform its obligations set forth in this Agreement and in the Notes, or

                        (iii) the validity or enforceability of any of the terms
            or provisions of this Agreement or the Notes.

            "Most Recent 10-K" shall mean the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as filed with the Securities and Exchange Commission.

            "Multiemployer Plan" shall mean any "multiemployer plan" (as defined in section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in section 3 of ERISA).

            "Net Tangible Assets" shall have the meaning specified in paragraph 6C(5).

            "Notes" shall have the meaning specified in paragraph 1.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

            "Ohse" shall mean Ohse Transportation, Inc., a Kansas corporation.

            "Operating  Lease"  shall have the meaning  specified  in  paragraph
6A(4).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

            "Pension Plan" shall mean, at any time, any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan.

            "Person" shall mean an individual, sole proprietorship, partnership, corporation, trust, limited liability company, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

            "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

            "Rabobank"       shall       mean       Cooperatieve        Centrale
Raiffeisen-Boerenleenbank B.A. ("Rabobank Nederland"), New York Branch.

            "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security" shall mean "security" as defined in section 2(1) of the Securities Act.

            "Senior Financial Officer" shall mean the chief financial officer, the principal accounting officer, the treasurer or the comptroller of the Company.

            "Senior Officer" shall mean the chief executive officer, the chief operating officer, the president, the chief financial officer, the treasurer or the secretary of the Company.

            "Subordinated Debt" shall mean, at any time, any unsecured Indebtedness of the Company or a Subsidiary that is in any respect subordinate or junior in right of payment or otherwise to the Indebtedness evidenced by the Notes or to any other Indebtedness of the Company or any Subsidiary.

            "Subsidiary" shall mean, at any time, any corporation of which the Company owns, directly or indirectly, more than 50% (by number of votes) of each class of the Voting Stock of such corporation at such time.

            "Subsidiary Guaranty" shall mean a Guaranty Agreement, substantially in the form of Exhibit E hereto, executed by a Subsidiary in favor of the holders of Notes pursuant to paragraph 5I hereof guarantying the Company's obligations under this Agreement and the Notes.

            "Surviving   Corporation"   shall  have  the  meaning  specified  in
paragraph 6C(4)(i).

            "Tangible Net Worth" shall have the meaning specified in paragraph 6A(1).

            "Total Subsidiary Indebtedness" shall have the meaning specified in paragraph 6C(2)(iii).

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

            "Transfers"   shall  have  the  meaning   specified   in   paragraph
6C(4)(iii).

            "Voting Stock" shall mean capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

            "Wholly-Owned Subsidiary" shall mean, at any time, any Subsidiary 100% of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

            10C. Accounting Principles, Term and Determinations. All references in this Agreement to "GAAP" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

            PARAGRAPH 11.  MISCELLANEOUS.

            11A. Note Payments. So long as you shall hold any Note, the Company will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

            11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this

Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

            11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

            11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

            11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

            11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11H. Disclosure to Other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

            11I. Notices. All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4D) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 1225 Hudson Road, Rogers, Arkansas 72756,
Attention: Charles B. Jurgensmeyer, Chief Financial Officer and Executive Vice President, and Tommy D. Reynolds, Secretary and Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

            11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

            11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            11L. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            11O. Maximum Interest Payable. The Company, you and any other holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 11O shall control over all other provisions of this Agreement, any Notes, any guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by you or any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by you or such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by you or such holder, respectively. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated, and "maximum rate" as used in this paragraph means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

            11P. Jurisdiction; Service of Process.

            THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER THE NOTES, BROUGHT BY YOU OR ANY OTHER REGISTERED HOLDER OF A NOTE AGAINST THE COMPANY OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH PERSON IN THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY STATE COURT SITTING IN NEW YORK, NEW YORK, AS YOU OR SUCH OTHER REGISTERED HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT, AND THE COMPANY IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THE COMPANY IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE. IN ADDITION, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR
PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE NOTES, BROUGHT IN SUCH COURTS, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF YOU OR OTHER REGISTERED HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN

JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

            11Q. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

Very truly yours,

HUDSON FOODS, INC.

By________________________
Title:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By_________________________
        Vice President

ANNEX I

PURCHASER SCHEDULE

                                                 Aggregate
                                                 Principal
                                                 Amount of
                                                 Notes to be         Note Denom-
                                                 Purchased           ination(s)

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                       $50,000,000         $50,000,000


(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

            Account No. 890-0304-391
            Bank of New York
            New York, New York
            (ABA No.:  021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to "6.97% Senior Notes due December 6, 2006, Security No. !INV5530!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

            The Prudential Insurance Company of America
            c/o Prudential Capital Group
            Four Gateway Center
            100 Mulberry Street
            Newark, New Jersey 07102

            Attention:  Investment Operations Group (Attention:  Manager)

(3)  Address for all other communications and notices:

            The Prudential Insurance Company of America
            c/o Prudential Capital Group
            2200 Ross Avenue
            Suite 4200E
            Dallas, Texas 75201

            Attention:  Managing Director

(4)  Recipient of telephonic prepayment notices:

            Manager, Asset Management Unit
            (201) 802-5260

(5)  Tax Identification No.:  22-1211670

EXHIBIT A

HUDSON FOODS, INC.

6.97% SENIOR NOTE DUE DECEMBER 6, 2006

No. _____                                                                 [Date]

$--------



            FOR VALUE RECEIVED, the undersigned, HUDSON FOODS, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ____________________________ ___________________________, or registered assigns, the principal sum of
_________________________   DOLLARS  on   _____________,   ____,  with  interest
(computed on the basis of the actual number of days elapsed over a year of 360 days) (a) on the unpaid balance thereof at the rate of 6.97% per annum from the date hereof, payable monthly on the 6th day of each month in each year, commencing with the 6th day of the calendar month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the lesser of (a) the maximum rate permitted by applicable law or (b) the greater of (i) 8.97% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

            Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

            This Note is one of a series of Senior Notes (the "Notes") issued pursuant to a Note Agreement, dated as of December 6, 1996 (the "Agreement"), among the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

            This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

            The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

            If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

            The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

            Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

            The Company, and the purchaser and the registered holder of this Note specifically intend and agree to limit contractually the amount of interest payable under this Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 11O of the Agreement shall control over any contrary provision of this Note.

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

HUDSON FOODS, INC.

By_________________________
Secretary/Treasurer

                                   EXHIBIT B
                     [FORM OF OPINION OF COMPANY'S COUNSEL]